Exhibit 99.1

   29th Annual Credit Suisse Virtual Healthcare Conference   November 11, 2020

Safe Harbor Statement

*This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include "believe", "expect", "plan", "intend", "estimate", "anticipate", "project", "may", "will", "shall", "should" and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management's current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company's planning assumptions (either individually or in combination), could cause Triple-S Management's results to differ materially from those expressed in any forward-looking statements shared here:

- Trends in health care costs and utilization rates
- Ability to secure sufficient premium rate increases
- Competitor pricing below market trends of increasing costs
- Re-estimates of policy and contract liabilities
- Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
- Significant acquisitions or divestitures by major competitors
- Introduction and use of new prescription drugs and technologies
- A downgrade in the Company's financial strength ratings
- Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
- Ability to contract with providers consistent with past practice
- Ability to successfully implement the Company's disease management, utilization management and Star ratings programs
- Ability to maintain Federal Employees, Medicare and Medicaid contracts
- Volatility in the securities markets and investment losses and defaults
- General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company's results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.
Readers are advised to carefully review and consider the various disclosures in the Company's SEC reports.

2

TRIPLE-S MANAGEMENT

Introduction to Triple-S



A Leader in Managed Care in Puerto Rico

- Most experienced managed care organization (MCO) in Puerto Rico
- Exclusive BCBS licensee for Puerto Rico, Costa Rica and U.S. Virgin Islands
- **NYSE: GTS**

Transforming for Profitable Growth

- Our vision is to enable seamless access to comprehensive health
- Strategic focus is on growing our core while investing in informatics and clinical capabilities as the foundation for an integrated health delivery model
- Grew MA membership from 18% to 22% over last two years
- Established ambulatory clinic network

Solid Financials

- Premiums earned 5-year CAGR of **8.9%**
- 2019 medical loss ratio (MLR) of **84.6%**
- Q3 2020 MLR of **82.7%**
- As of September 30, 2020, approximately **$2 billion** in cash and investments and only **$54 million** of long-term debt on balance sheet

3

TRIPLE-S MANAGEMENT

 The GTS opportunity: profitable growth and long-term value  Only player with strong positions in all 3 market segments; positioned for continued expansion in attractive Medicare Advantage segmentScalable infrastructure to support managed care growth with modest incremental cost – enabling margin expansionAccelerating development of new, value-added model of healthcare deliverySolid financial position  4

Managed Care Market in Puerto Rico

Key segments



Commercial

- Triple-S leads the market with approximately 40% share
- We participate in all commercial sub-segments
- Over 90% retention rate
- Mostly PPO, fee-for-service products



Medicaid

- Represents close to 40% of Puerto Rico population
- 35% market share, with over 410 thousand members
- Delivers significant scale and synergies with Duals



Medicare Advantage

- Highest MA penetration in the nation; almost half Duals
- 22% market share – significant growth opportunity
- PMPM premiums = 4x Medicaid and Commercial
- Strong retention and member affinity for Triple-S

5

TRIPLE-S MANAGEMENT

 *Adjusts for effect of prior period reserve developments and hurricanes; hurricane favorable impact on utilization in 2017 accounted for 330 basis points  Focused on disciplined underwriting  Triple-S maintains significant market share in Commercial segment in Puerto RicoFocused last couple of years on methodically reducing membership to clean up portfolio and remove unprofitable accounts, thus improving MLRWith portfolio underwriting improving, have carefully restarted growth initiatives    Commercial Fully Insured Members(as of year-end)  Annual Medical Loss Ratio (MLR)  Adjusted Annual Medical Loss Ratio (MLR)*  2015  367,278  84.2%  86.6%  2016  335,643  85.2%  83.6%  2017  321,571  77.5%  76.7%  2018  311,222  82.4%  82.8%  2019  322,973  82.4%  83.8%  Optimizing Commercial Segment  6

Leading Life Insurance Business Provides Cross Selling Opportunities

Market presence

- Distribution based on over 700 captive agents distributed in 25 district offices via home service and 300+ independent agents and brokers
- Life and cancer market share of 22.3% with over 650,000 policies in force in Puerto Rico
- Operates in Puerto Rico, Costa Rica, and will soon begin offering products in Florida and Texas

Healthcare synergies

- Provides individual life (Guaranteed issue, Term, Universal) and various alternatives of cancer products targeted to middle- and low-income segments
- Group life, STD, and LTD products are also offered

Cross-sell opportunities

- Provides life coverage to TSS groups and individuals, and will reinsure life coverages to be included in most of the commercial managed care policies

7

TRIPLE-S MANAGEMENT

 Growth in Re-designed Medicaid Program  Puerto Rico government established new model in November 2018, with a single, island-wide region where beneficiaries can choose their MCOGrew from initial membership of 288k to 385k in 3rd quarter of 2020, or 30% of the 1.2 million program beneficiariesExpected to reach 410k members by December 2020, as competitor exits the programContract negotiations completed, rates increased approximately 8%retroactive to July 1, 2020  8  End of period  Medicaid Membership

 Competitive MA Offering Expands Growth Opportunities…    Consistency  Benefits design consistent YOY but adding innovation  Choice  75% of eligible consumers choose an MA plan  Cash  Designation provides additional premium in 2020   Value  Continuing to optimize costs in segment to drive stronger bottom line  Competitive  Attractive benefits and superior provider network  Five consecutive years of at least 4.0-star designation in HMO product - provides company with growth engine  9

 …Yielding Strong Performance  Premiums25% growth in MA premiums in 2019 vs. 20189% growth in MA premiums in 3Q20 vs. Q319 (YTD)    Membership136,135 MA members enrolled as of September 30, 2020 25% increase from 2018 year-end membership  Medical Loss Ratio (MLR)78.9% recasted MLR in 3Q20-YTD200 bps improvement from prior year  10

Positioning for Long-Term Growth

Creating long-term value by growing within Puerto Rico

Expand Medicare Advantage client base by focusing on best-in-class care coordination, clinical outcomes, enhanced benefits, and superior customer experience

Continue modernizing IT, integrating data and enhancing analytics to improve service, reduce costs and create PHM capabilities

Sponsor Integrated Delivery Systems of Care by:

- Building on our investments in ambulatory clinics, primary care networks and urgent care facilities
- Creating team-based clinical programs for high-needs populations
- Developing high-performing, value-based Centers of Excellence

11

TRIPLE-S MANAGEMENT

Member-Centric Integrated Delivery Systems of Care

- ❑ Focus Primary Care relationships on value-based outcomes and cost management
- ❑ Develop High Performance Health Networks and Centers of Excellence
- ❑ Ramp investments on connectivity and informatics to drive PHM and enhance care management performance



Prevention and SDOH
Primary Care
Virtual Healthcare
Member Centric Integrated Care
Select Specialty Care
Pharmacy Services
Ancillary – Imaging, Lab

- ✓ Ultimate goal of providing members with seamless access to high-quality, affordable and holistic care
- ✓ Alignment of clinical and financial outcomes around quality of care

TRIPLE-S MANAGEMENT

 13  Increasing Consolidated Premiums Earned, net  ($ in millions)  2019 vs 2018Increase driven by $298 million of higher Managed Care premiums ($278 million of which related to Medicare).Enrollment increased by 203,000 member months and 69,000 member months in Medicare and Commercial, respectively. Higher average premium rates across all lines of business.2020 vs 2019$214 million increase driven by $203 million of higher Managed Care premiums. Medicare and Medicaid premiums increased by $95 million and $105 million, respectively. Higher fully insured membership across all lines of business. Higher average premium rates in Medicare and Medicaid.

 14  Improving Loss Ratio…  ($ in millions)  2019 vs 2018Claims incurred increase driven by higher Medicare and Commercial fully insured enrollment.P&C segment claims incurred decreased $120 million, due to $128.7 million claim loss related to Hurricane Maria incurred in 2018.Improvement in medical loss ratio due to higher premium rates and cost containment initiatives.2020 vs 2019Claims incurred increase mostly driven by higher enrollment across all lines of business. Lower loss ratio reflects impact of managed care premium rate increase and lower utilization of services due to the COVID-19.  86.0%  82.0%  82.3%  80.1%

 15  …Leading to Growing Profitability  Adjusted Net Income and Adjusted Earnings per Share are non-GAAP financial metrics and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP metrics do not consider all the items associated with the Company’s operations as determined in accordance with GAAP. Reconciliations to the most directly comparable GAAP financial metric and management’s rationale for the use of the non-GAAP financial metric can be found in our press releases for the quarter ended December 31, 2019 and quarter ended September 30, 2020 (https://investors.triplesmanagement.com/sec-filings/documents/default.aspx).The adjusted net income for the year ended December 31, 2018 includes $85.5 million of prior period reserve development in our Property and Casualty segment as result of the impact of Hurricane Maria.  ($ in thousands) Adjusted Net Income (Loss)(1)(2)  Adjusted Earnings per Share(1)

   Strong and Stable Balance Sheet  16  Continuing to prudently allocate capital  73% of investment portfolio consists of investment-grade fixed income securitiesWell capitalized to support business operations throughout COVID-19 and beyond  As of September 30, 2020:Investment portfolio of $1.9 billionNo exposure to Puerto Rico Government bondsApproximately $130 million in cash and cash equivalentsLong-term debt of $54 million

 The GTS opportunity: profitable growth and long-term value  Only player with strong positions in all 3 market segments; positioned for growth in attractive Medicare Advantage segmentScalable infrastructure to support growth with modest incremental cost – enabling margin expansionLaying the foundation for new, value-added model of healthcare deliverySolid financial position  17

   Appendix

Deep Senior Management Expertise



Roberto García-Rodríguez
President & CEO

- 25+ years of health care / legal industry experience
- Has held various roles since joining Triple-S in 2008, including COO from 2013-2016
- Member of the Board of Directors of the Blue Cross Blue Shield Association



Juan José Román-Jiménez
CFO & Executive VP, Ancillary Business

- 30+ years of financial and health care industry experience, CPA
- Prior to rejoining Triple-S, was CFO of EVERTEC, a NYSE-listed payments services company
- Previously spent 15 years at Triple-S in various positions



Madeline Hernández-Urquiza
COO & Executive VP, Managed Care

- 30+ years of health care and financial industry experience
- Was Chief Risk Officer for Commercial and Medicaid businesses
- Successfully reorganized Medicare Advantage subsidiary, leading to upgraded HMO rating



Juan Serrano
Chief Strategy Officer and EVP, Healthcare Delivery

- Joined in July 2020
- 30+ years of broad multi-sectorial experience in the health plan, care delivery and risk management fields across the Medicare Advantage, Medicaid and commercial insurance segments



Arturo Carrión-Crespo
President
Triple-S Vida

- 30+ years of life/health insurance industry experience
- President of Triple-S Vida since 1998
- Also spent 11 years at Great American Life Assurance Company of Puerto Rico



José Del Amo-Mojica
President
Triple-S Propiedad

- 30+ years of property and casualty insurance experience
- Joined Triple-S in 1998
- Grew through the ranks from Surety Manager to Sr. VP of Underwriting and Claims

19

TRIPLE-S MANAGEMENT

P&C Segment – Return to Profitability



TRIPLE-S PROPIEDAD

- Post-hurricanes, commercial markets in Puerto Rico experiencing increases in pricing and modifications on policy conditions; typical following natural catastrophe events
- Stabilized P&C benefiting from "hard market"; $14.5 million operating income for 2019, $4.4 million for 3Q20
- At the end of 2019, P&C's RBC ratio is approximately 220% after additional capital contributions and positive results from operations
- No unfavorable prior-period developments for eight consecutive quarters; P&C adequately reserved for hurricane-related claims

By the numbers (as of September 30, 2020)

Current reinsurance coverage	$814 million; protects company for losses caused by 1-in-250-year catastrophic event
Gross hurricane-related claims and LAE paid	$757 million
Hurricane-related cases closed	~97.5%

20

TRIPLE-S MANAGEMENT